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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 (1)

      Date of Report (Date of earliest event reported): September 30, 2005

                        ALLBRITTON COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)

 Delaware                            333-02302               74-1803105
(State or other                     (Commission             (IRS Employer
 jurisdiction of                     File Number)            Identification No.)
 incorporation)


                              1000 Wilson Boulevard
                                   Suite 2700
                               Arlington, VA 22209
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  703-647-8700

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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(1)  Pursuant  to Section  15(d) of the  Securities  Exchange  Act of 1934,  the
     Company's duty to file reports is automatically suspended as a result of having fewer than 300 holders of record of each class of its debt securities outstanding as of October 1, 2004, but the Company agreed under the terms of certain long-term debt to continue these filings in the future.



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ITEM 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers

In a special  meeting of the  stockholder of Allbritton  Communications  Company
(ACC) held on September 30, 2005, directors of ACC were elected for the ensuing year. At that time, Joe L. Allbritton, Chairman of the Executive Committee and member of the Board of Directors of ACC, did not stand for re-election. Joe L. Allbritton remains Chairman of the Board of Directors of Perpetual Corporation, ACC's ultimate parent company. All remaining directors of ACC, Barbara B. Allbritton, Robert L. Allbritton and Frederick J. Ryan, Jr., were re-elected to ACC's Board with Robert L. Allbritton continuing as Chairman and Chief Executive Officer.










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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALLBRITTON COMMUNICATIONS COMPANY
                                                     (Registrant)


   October 6, 2005                               /s/ Stephen P. Gibson
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         Date                                 Name:  Stephen P. Gibson
                                              Title: Senior Vice President
                                                     and Chief Financial Officer







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